SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) September 1, 2011
TBX RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Texas	0-30746	75-2592165
(State or other jurisdiction of	(Commission File Number)	(I.R.S. employer
incorporation or organization)		Identification No.)
3030 LBJ Freeway, Suite 1320
Dallas, Texas 75234
(972) 243-2610
(Address, including zip code of registrant’s principal executive offices and telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Exhibits
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry Into A Material Definitive Agreement.
     The Issuer has recently entered into three material contracts.
     On September 2, 2011 TBX Resources, Inc. (“TBX”) entered into an Investment Agreement with LoneStar Income and Growth, LLC, a Texas limited liability company, an unrelated third party. The Investment Agreement provides that LoneStar will acquire up to 2,750,000 shares of TBX’s 2011 Series A 8% Preferred Stock (the“Stock”) for the sum of $5,500,000 contingent upon TBX using the proceeds of the Stock to acquire a majority 51% membership interest in Frontier Income and Growth, LLC (“Frontier”), a salt water transportation and disposal company. The Stock has the following attributes in its designation filed with the Texas Secretary of State:
     a) TBX will pay an annual dividend of eight percent (8%) on the principal value ($2.00) of each share beginning upon the date of issuance of the preferred stock.
     b) Beginning twelve (12) months from the date of issuance, each share of preferred stock is convertible at the request of either the stockholder or TBX into two (2) shares of common stock of TBX and two (2) warrants that will allow the holder to acquire one additional share of TBX common stock for each warrant at the purchase price of $3.50 per share. The warrants may be exercised in whole or in part at any time within three (3) years from the issue date of the warrant.
     As of the date hereof LoneStar has invested the sum of $250,000 and purchased 125,000 shares of the Stock.
     On September 1, 2011 TBX entered into a Subscription Agreement with Frontier to acquire a majority 51% membership interest in Frontier for the sum of $5,046,000.
     TBX president, Tim Burroughs has currently an interest in 25% of the profits of Frontier through his one half ownership of Frontier Asset Management, LLC (“FAM”) which has a contractual agreement with Frontier for its management services. Once the investors in Frontier have been repaid 125% of their initial investment by Frontier, FAM’S share of the profit will increase to 50%. TBX, in a letter agreement executed on September 2, 2011, has agreed to acquire FAM’s contractual interest in the profits of Frontier for the issuance of 4,070,000 common shares to FAM. Given TBX’s current share price of $0.07 per share, as of August 31, 2011, the transaction is valued at an estimated $284,900.
     Upon complete performance of each of the three contracts, TBX will own 51% of the voting interests and be entitled to receive 63.25% of the profits of Frontier.

     A copy of each of the three executed agreements is attached hereto as Exhibits 10.1 through 10.3.
Section 3 — Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities.
     TBX issued the following unregistered common stock shares effective September 1, 2011 for the purposes listed beside each issuance.
Gulftex Oil & Gas, LLC: 355,846 common shares in return for cancellation of debt owed in the sum of $53,377.00.
Sherri Cecotti: 100,000 shares of common stock as compensation for services rendered as Ms. Cecotti has not received compensation from TBX during the last two fiscal years. Ms. Cecotti is an officer of TBX and serves as Secretary.
James Somma: 100,000 shares common stock as compensation for services renedered as an accounting consultant for two years.
Bernard O’Donnell: 200,000 shares of common stock for services rendered as Mr. O’Donnell has not received compensation for his services as an officer of the company, vice president, for two or more years.
Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     TBX is currently seeking and interviewing qualified individuals to serve as independent directors on its Board of Directors. Once acceptable candidates are located TBX intends to elect the new directors by consent of our officer and affilate shareholders or by annual meeting if consent can not be obtained.
Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure.
     TBX issued a press release to disclose to the general public the entering into the three material contracts executed on the 1st and 2nd of September 2011. The full text of the press release is attached hereto as an exhibit.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1	Investment Agreement by and between TBX Resources, Inc. and Lonestar Income and Growth, LLC dated September 2, 2011

10.2	Subscription Agreement by and between TBX Resources, Inc and Frontier Income and Growth, LLC dated September 2, 2011

10.3	Letter Agreement by and between TBX Resources, Inc. and Frontier Asset Management, LLC dated September 1, 2011.

99.1	Press Release Issued By TBX Disclosing Material Contracts Dated September 6, 2011.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBX RESOURCES, INC. (Registrant)

September 6, 2011 (Date)	/s/ Tim Burroughs Tim Burroughs
Chief Executive Officer